EXHIBIT 4.1




                     FINANCIAL ASSET SECURITIZATION, INC.,

                                     Seller


                                      and


                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                    Trustee




                        --------------------------------

                               POOLING AGREEMENT
                          Dated as of November 1, 1997
                        --------------------------------



                                  $55,196,194

                      Financial Asset Securitization, Inc.
                       Mortgage Participation Securities
                                 Series 1997-2




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                               TABLE OF CONTENTS
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

ARTICLE I -- DEFINITIONS                                                                                          1
Section 1.01. Defined Terms.......................................................................................1


ARTICLE II -- CONVEYANCE OF THE POOLED SECURITIES AND TREASURY SECURITIES; ORIGINAL ISSUANCE OF SECURITIES       13
Section 2.01. Conveyance of the Pooled Certificates..............................................................13
Section 2.02. Acceptance of Trust Fund by Trustee; Initial Issuance of Securities................................14
Section 2.03. Representations and Warranties of the Seller and the Trustee.......................................15
Section 2.04. Substitution of Pooled Certificates................................................................18


ARTICLE  III --  ADMINISTRATION  OF THE POOLED  CERTIFICATES  AND  TREASURY  SECURITIES;  PAYMENTS  AND  REPORTS TO
SECURITYHOLDERS                                                                                                  19
Section 3.01. Administration of the Trust Fund and the Pooled Certificates.......................................19
Section 3.02. Collection of Monies...............................................................................20
Section 3.03. Establishment of  Asset Proceeds and Trustee Fee Accounts; Deposits Therein........................20
Section 3.04. Permitted Withdrawals From the Asset Proceeds Account..............................................22
Section 3.05. Distributions......................................................................................22
Section 3.06. Statements to Securityholders......................................................................24
Section 3.07. Access to Certain Documentation and Information....................................................26


ARTICLE IV -- THE SECURITIES                                                                                     26
Section 4.01. The Securities.....................................................................................26
Section 4.02. Registration of Transfer and Exchange of Securities................................................28
Section 4.03. Mutilated, Destroyed, Lost or Stolen Securities....................................................29
Section 4.04. Persons Deemed Owners..............................................................................29
Section 4.05. Exchange of Securities.............................................................................30


ARTICLE V -- THE TRUSTEE                                                                                         30
Section 5.01. Duties of Trustee..................................................................................30
Section 5.02. Certain Matters Affecting the Trustee..............................................................32
Section 5.03. Trustee Not Liable for Securities or Pooled Certificates or Treasury Securities....................33
Section 5.04. Trustee May Own Securities.........................................................................33
Section 5.05. Trustee's Fees; Indemnification of the Trustee.....................................................33
Section 5.06. Eligibility Requirements for Trustee...............................................................34
Section 5.07. Resignation and Removal of the Trustee.............................................................34
Section 5.08. Successor Trustee..................................................................................35
Section 5.09. Merger or Consolidation of Trustee.................................................................36
Section 5.10. Appointment of Co-Trustee or Separate Trustee......................................................36


ARTICLE VI -- THE SELLER                                                                                         37
Section 6.01. Liability of the Seller............................................................................37
Section 6.02. Merger, Consolidation or Conversion of the Seller..................................................37
Section 6.03. Limitation on Liability of the Seller and Others...................................................37


ARTICLE VII -- TERMINATION                                                                                       38
Section 7.01. Termination........................................................................................38


ARTICLE VIII - TAX PROVISIONS                                                                                    40
Section 8.01  Trust Administration...............................................................................40
Section 8.02  Prohibited Activities..............................................................................41


ARTICLE IX -- MISCELLANEOUS PROVISIONS                                                                           42
Section 9.01. Amendment..........................................................................................42
Section 9.02. Counterparts.......................................................................................43
Section 9.03. Limitation on Rights of Securityholders............................................................43
Section 9.04. Governing Law......................................................................................44
Section 9.05. Notices............................................................................................44
Section 9.06. Severability of Provisions.........................................................................44
Section 9.07. Successors and Assigns.............................................................................44
Section 9.08. Article and Section Headings.......................................................................45
Section 9.09. Notices to Rating Agencies.........................................................................45

Exhibit A -      Form of Class A-1 Security
Exhibit B -      Form of Option Exercise Notice
Schedule A -     Pooled Certificates and Treasury Securities

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                  POOLING AGREEMENT, dated as of November 1, 1997, by and
between Financial Asset Securitization, Inc., as depositor (the "Seller"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").


                             PRELIMINARY STATEMENT

                  The Seller intends to cause the issuance of and to sell its Mortgage Participation Securities, Series 1997-2 representing in the aggregate the entire beneficial ownership of a trust fund (the "Trust Fund"), the primary assets of which are the Pooled Certificates (defined herein) and the Treasury Securities (defined herein).

                  All things necessary to make this Agreement a valid declaration of trust by the Seller in accordance with its terms have been done.

                  In consideration of the premises and the mutual agreements herein contained, the Seller and the Trustee agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.01.     Defined Terms

                  Whenever used in this Agreement, including the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Affiliate: With respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling," "controlled by" and "under common control with" have meanings correlative to the foregoing.

                  Agreement: This Pooling Agreement and all amendments hereof and supplements hereto.

                  Asset Proceeds Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee for the benefit of the Securityholders pursuant to Section 3.03. Funds deposited in the Asset Proceeds Account shall be held in trust for the Securityholders for the uses and purposes set forth in Article III hereof.

                  Available Funds: As of any date of determination, the aggregate amount on deposit in the Asset Proceeds Account as of such date, net of any portion thereof which represents amounts to be paid to any Person pursuant to clauses (ii) and (iv) of Section 3.04.

                  Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

                  Class: Collectively, all of the Securities bearing the same designation.

                  Class A-1 Balance: The aggregate principal amount of Class A-1 Securities outstanding as of any date of determination, which is equal to the Original Class A-1 Balance (i) minus all amounts received as principal on the Pooled Certificates and applied to principal from amounts received on the then outstanding Securities (ii) plus all amounts of accreted interest added thereto. If, on any Distribution Date, the amount by which the Z Certificates have accreted exceeds the aggregate distributions of principal on the other Pooled Certificates, the Class A-1 Balance will be increased by the amount of such excess.

                  Class A-1 Security: Any one of the Class A-1 Securities, as executed hereunder by the Trustee and authenticated and delivered hereunder by the Security Registrar, substantially in the form of Exhibit A hereto.

                  Closing Date:  November 28, 1997.

                  Code:  The Internal Revenue Code of 1986, as amended.

                  Corporate Trust Office: The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Sixth & Marquette Streets, Minneapolis, Minnesota 55479, Attention: FASI 1997-2 telephone no. (410) 884-2000, facsimile no. (410) 884-2360.

                  Definitive Securities: The meaning specified in Section 4.01(b) hereof.

                  Deleted Pooled Certificate: A Pooled Certificate replaced by a Substitute Pooled Certificate.

                  Deleted Treasury Security: A Treasury Security replaced by a Substitute Treasury Security.

                  Depository: DTC, the nominee of which is Cede & Co., or any successor thereto.

                  Depository Agreement: The meaning specified in Subsection 4.01(a) hereof.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Time: Noon, Eastern Standard Time, on a Distribution Date.

                  Distribution Date: With respect to any month, the Distribution Date shall be the 25th day of such month or, if such day is not a Business Day, then the next succeeding Business Day. The first Distribution Date shall occur on December 26, 1997.

                  DTC:  The Depository Trust Company.

                  Eligible Account: Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which are rated at least P-1 by Moody's and A-1+ by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at any time funds are on deposit therein, (ii) a trust account or accounts maintained with the trust department of a federally chartered depository institution or trust company acting in its fiduciary capacity, or
(iii) a trust account or accounts maintained with the trust department of a state chartered depository institution or trust company acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b).

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  Escrow Amount: With respect to any Distribution Date, one-twelfth of the product of 0.0025% and the Class A-1 Balance immediately prior to such Distribution Date.

                  Exchange Date: A date on which Securities are exchanged for a pro rata portion of the Pooled Certificates and Treasury Securities pursuant to
Section 4.05.

                  FHLMC:  The Federal Home Loan Mortgage Corporation.

                  FHLMC Pooled Certificate Distribution Date: With respect to each of the Pooled FHLMC Certificates (other than Pooled FHLMC 2003/Z Certificates), the 15th day of each month, and with respect to Pooled FHLMC 2003/Z Certificates, the second business day as defined in the applicable Underlying Agreement following the 15th day of each month, or, if any such day is not a business day as defined in the applicable Underlying Agreement, the next succeeding business day as so defined.

                  Final Distribution Date: With respect to the Pooled Certificates, the Treasury Securities or the Securities, as applicable, the Pooled Certificate Distribution Date, Treasury Security Distribution Date or the Distribution Date, as applicable, on which the final distribution thereon is to be made in accordance with the related Underlying Agreement, the terms of the Treasury Securities or this Agreement, as the case may be.

                  Fitch: Fitch Investors Service, L.P., or its successor in interest.

                  FMV Opinion: An opinion of an investment banking firm of national reputation (other than an Affiliate of the Seller), which may be obtained in connection with the determination of the Repurchase Price for a repurchase pursuant to Section 2.03(c).

                  FNMA:  The Federal National Mortgage Association.

                  FNMA Pooled Certificate Distribution Date: With respect to Pooled FNMA 97-G5/SH Certificates, the 17th day of each month and with respect to Pooled FNMA 97-78/Z Certificates, the 18th day of each month or, if any such day is not a business day as defined in the applicable Underlying Agreement, the next succeeding business day as so defined.

                  Independent: When used with respect to any specified Person, such a Person who (i) is in fact independent of the Seller and any Affiliate of the Seller, (ii) does not have any direct financial interest in the Seller or in any Affiliate of the Seller, and (iii) is not connected with the Seller or any Affiliate of the Seller as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Interest Accrual Period: The one month period beginning on the first day and ending on the last day of the month preceding the month of a Distribution Date.

                  Interest Treasuries: The meaning set forth in the definition of Treasury Securities.

                  Investment Company Act: The Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

                  LIBOR: London interbank offered quotations for one month Eurodollar deposits.

                  Majority Securityholders: The Holders of Securities evidencing in the aggregate greater than 50% of the aggregate Class A-1 Balance of all the Securities.

                  Monthly Distribution Amount: With respect to any Distribution Date, the aggregate of (i) the interest distribution amount for such Distribution Date, and (ii) the principal distribution amount for such Distribution Date.

                  Moody's: Moody's Investors Service, Inc. or its successor in interest.

                  Notice of Final Distribution: With respect to the Pooled Certificates, any notice provided pursuant to the related Underlying Agreement to the effect that final distribution on a Pooled Certificate shall be made only upon presentment and surrender thereof. With respect to the Securities, the notice to be provided pursuant to Section 7.01(b) to the effect that final distribution on the Securities shall be made only upon presentment and surrender thereof.

                  Officers' Certificate: A certificate signed by the Chairman of the Board, the President, a Senior Vice President, a Vice President or an Assistant Vice President and by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Seller or the Trustee, as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, which opinion is addressed to the Trustee and is reasonably acceptable to the Trustee.

                  Option Exercise Fee:  The fee set forth in Section 4.05(c).

                  Option Exercise Notice: A notice, substantially in the form of Exhibit B, delivered by a Holder or Security Owner holding not less than 10% of the outstanding principal amount of the Securities.

                  Original Class A-1 Balance: $55,196,194, minus the initial principal amount of all Securities exchanged pursuant to Section 4.05 determined as of the respective dates of exchange.

                  Percentage Interest: With respect to any Security, the portion of the Class represented by such Security, expressed as a percentage, the numerator of which is the initial outstanding principal amount of such Security as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class A-1 Balance.

                  Permitted Investments: Any one or more of the following obligations or securities:

                           (i) direct obligations of, or obligations fully
                  guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                           (ii) demand and time deposits in, certificates of
                  deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in its respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have a credit rating of "A-1+" and P-1 from S&P and Moody's, respectively;

                           (iii) repurchase obligations with respect to any
                  security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                           (iv) securities bearing interest or sold at a
                  discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which securities are rated "AAA" and "Aaa" by S&P and Moody's, respectively, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 10% of the sum of the aggregate outstanding principal balance of all Pooled Certificates and the aggregate principal amount of all Permitted Investments in the Asset Proceeds Account;

                           (v) commercial paper (having original maturities of
                  not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available, provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                           (vi) certificates or receipts representing ownership
                  interests in future principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts; and

                           (vii) money market funds which are rated by Moody's
                  at the time at which the investment is made in its highest long-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in the Certificates or this Agreement, including money market funds of the Trustee and any such funds that are managed by the Trustee or its affiliates or for which the Trustee or any affiliate acts as advisor (as long as such funds otherwise meet the criteria described in this clause
                  (vii));

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

                  Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Plan: Any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

                  Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101.

                  Pooled Certificate Class Percentage: Means, for each class of Pooled Certificates, the percentage which the Pooled Certificate constitutes of its entire class as set forth in Schedule A attached hereto under the caption "% of Class."

                  Pooled Certificate Distribution Date: Each of the FHLMC Pooled Certificate Distribution Date and the FNMA Pooled Certificate Distribution Date.

                  Pooled Certificate Distribution Date Information: The information provided or updated monthly by FNMA and FHLMC in respect of Pooled Certificates in connection with each Pooled Certificate Distribution Date.

                  Pooled Certificates: The Pooled FHLMC Certificates and the Pooled FNMA Certificates sold by the Seller to, and registered in the name of, or held for the benefit of, the Trustee pursuant to Section 2.01 or 2.04 and as more particularly described in Schedule A hereto, minus the original principal balance of the Pooled Certificates issued to a Securityholder in exchange for Securities pursuant to Section 4.05.

                  Pooled FHLMC Certificates: Multiclass Mortgage Participation Certificates or Multiclass Mortgage Securities, issued by FHLMC and identified as the Pooled FHLMC Certificates in Schedule A hereto.

                  Pooled FHLMC 1381/E Certificates: FHLMC Multiclass Mortgage Participation Certificates, Series 1381, Class E.

                  Pooled FHLMC 1578/Z Certificates: FHLMC Multiclass Mortgage Participation Certificates, Series 1578, Class Z.

                  Pooled FHLMC 1591/SC Certificates: FHLMC Multiclass Mortgage Participation Certificates, Series 1591, Class SC.

                  Pooled FHLMC 1723/SB Certificates: FHLMC Multiclass Mortgage Participation Certificates, Series 1723, Class SB.

                  Pooled FHLMC 1930/SF Certificates: FHLMC Multiclass Mortgage Participation Certificates, Series 1930, Class SF.

                  Pooled FHLMC 2003/Z Certificates: FHLMC Multiclass Mortgage Securities, Series 2003, Class Z.

                  Pooled Fixed Rate Certificates: Pooled FHLMC 1381/E Certificates.

                  Pooled FNMA Certificates: Guaranteed REMIC Pass-Through Certificates issued by FNMA and identified as the Pooled FNMA Certificates in Schedule A hereto.

                  Pooled FNMA 97-78/Z Certificates: FNMA Guaranteed REMIC Pass-Through Certificates, FNMA REMIC Trust 1997-78, Class Z.

                  Pooled FNMA 97-G5/SH Certificates: FNMA Guaranteed REMIC Pass-Through Certificates, FNMA REMIC Trust 1997-G5, Class SH.

                  Pooled Inverse Floating Rate Certificates: Pooled FHLMC 1591/SC Certificates, Pooled FHLMC 1723/SB Certificates, Pooled FHLMC 1930/SF Certificates, and Pooled FNMA 97-G5/SH Certificates.

                  Pooled IO Certificates: Pooled FHLMC 1930/SF Certificates and Pooled FNMA 97-G5/SH Certificates.

                  Pooled Securityholder: The Trustee or its Depository Participant for the benefit of the Securityholders.

                  Principal Treasuries: The meaning set forth in the definition of Treasury Securities.

                  PTC:  Participants Trust Company, or any successors thereto.

                  Purchase Agreement: The Purchase Agreement dated November 25, 1997 between Bear, Stearns & Co., Inc. and the Seller relating to the Pooled Certificates and the Treasury Securities

                  Rating Agency or Rating Agencies: Moody's and Fitch or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be deemed to refer to such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Seller, notice of which designation shall be given to the Trustee, and specific ratings of Moody's and Fitch shall be deemed to refer to the equivalent ratings of the parties so designated.

                  Record Date: With respect to any Distribution Date, the last Business Day of the month preceding the month in which such Distribution Date occurs; provided, however, that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day.

                  Remaining Pooled Certificate: Any class of the Pooled Certificates, following the date on which the principal balance or notional principal balance of all other classes of the Pooled Certificates and Treasury Securities is reduced to zero.

                  Repurchase Price: In connection with the repurchase of (i) any Pooled Certificate that is not a Pooled IO Certificate pursuant to Section 2.03(c) or Section 7.01(a)(i), a price equal to the outstanding Pooled Certificate principal balance thereof as of the date of repurchase plus accrued interest thereon in accordance with the applicable Underlying Agreements, (ii) any Pooled IO Certificate pursuant to Section 2.03(c), a price equal to the highest bid obtained by the Trustee from three dealers then active in the market for such Pooled IO Certificate (or such lesser number as may then be active); provided, however, if the Trustee is able to obtain a bid from only one active dealer, then the Trustee may obtain a FMV Opinion to determine whether such bid is at least equal to the fair market value of such Pooled IO Certificate and the Repurchase Price shall be the higher of the bid or the fair market value of such Pooled IO Certificate as stated in any such FMV Opinion; provided further, however, if the Trustee is unable to obtain a bid from any active dealer, then the Trustee shall obtain a FMV Opinion and the Repurchase Price shall be equal to the fair market value of such Pooled IO Certificate as stated in such FMV Opinion, (iii) any Pooled IO Certificate pursuant to Section 7.01(a)(i), a price equal to the portion of the interest distribution amount allocable to such Pooled IO Certificate for such date of repurchase and (iv) any Treasury Security pursuant to Section 2.03(c) or Section 7.01(a)(i), a price equal to the amount payable on such Treasury Security at its maturity.

                  Responsible Officer: When used with respect to the Trustee, any officer of the Trustee assigned to and working in its Corporate Trust Office or similar group administering the Trust Fund hereunder and also, with respect to a particular matter, any other officer of the Trustee to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

                  Reserve Fund: The portion of the Trust Fund constituting the Treasury Securities.

                  S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  Securities Act:  The Securities Act of 1933, as amended.

                  Security: Any Class A-1 Security as executed hereunder by the Trustee and authenticated and delivered hereunder by the Security Registrar, substantially in the form of Exhibit A hereto.

                  Security Owner: Any Person who is the beneficial owner of a Security registered in the name of the Depository or its nominee.

                  Security Principal Balance: With respect to any Security, as of any date of determination, the then outstanding principal amount of such Security, which is equal to the product of (a) the Percentage Interest evidenced by such Security and (b) the then Class A-1 Balance of the Security.

                  Security Registrar and Security Register: Shall each have the meanings provided in Section 4.02.

                  Securityholder or Holder: As to the Securities, the person in whose name a Security is registered in the Security Register, except that, solely for the purpose of giving any consent, approval or waiver pursuant to this Agreement, any Security registered in the name of the Seller or any Affiliate thereof shall be deemed not to be outstanding and shall not be taken into account for purposes of determining whether the Holders of Securities evidencing the requisite aggregate Percentage Interest necessary to effect any such consent, approval or waiver has been obtained, unless such Persons collectively own all the Securities.

                  Seller: Financial Asset Securitization, Inc., a Virginia corporation, or its successor in interest.

                  Single Security: A Security with an original principal amount of $1,000.

                  Substitute Pooled Certificate: One or more mortgage related securities tendered to the Trustee pursuant to Section 2.04, issued by GNMA, FNMA or FHLMC, which meet the following criteria: (i) such substitution shall be
(a) in the case of the Z Certificates, with one or more accrual certificates bearing a coupon no less than the coupon of the Z Certificate being substituted for, (b) in the case of the Pooled Inverse Floating Rate Certificates, one or more inverse floating rate certificates based on LIBOR whose combined coupon will be at least equal to the coupon of the Pooled Certificates being substituted for at all levels of LIBOR, or (c) in the case of the Pooled Fixed Rate Certificates, with one fixed rate certificate bearing a coupon no less than the coupon of the Pooled Fixed Rate Certificate, (ii) the sum of the outstanding principal amounts or notional principal amounts, as applicable, of the Substitute Pooled Certificates equals the sum of the outstanding principal amounts or notional principal amounts, as applicable of the Deleted Pooled Certificates being substituted for, (iii) the Substitute Pooled Certificates as the date of substitution ultimately are backed by mortgage loans (a) with a weighted average pass-through rate no more than 50 basis points below and no more than 50 basis points above the weighted average pass-through rate of the mortgage loans ultimately backing the Deleted Pooled Certificate and (b) which are conventional, fixed rate, one- to four-family, fully amortizing, level payment, first mortgage loans with original maturities of up to 30 years, except with respect to the Pooled FHLMC 1381/E Certificates for which the original maturity of the Mortgage Loans shall be up to 15 years, (iv) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the rating assigned to the Securities by the Rating Agencies, written confirmation of which shall be provided by the Rating Agencies to the Trustee and (v) will not cause the Trust Fund to lose its status as a grantor trust for federal income tax purposes as indicated in an Opinion of Counsel to be provided to the Trustee.

                  Substitute Treasury Security: One or more United States Treasury securities tendered to the Trustee pursuant to Section 2.04 which meet the following criteria: (i) the Substitute Treasury Security results in the same aggregate payment amount of principal or interest, as the case may be, on the same Distribution Date as the Deleted Treasury Security being substituted for;
(ii) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the rating assigned to the Securities by the Rating Agencies, written confirmation of which shall be provided by the Rating Agencies to the Trustee and (iii) will not cause the Trust Fund to lose its status as a grantor trust for federal income tax purposes as indicated in an Opinion of Counsel to be provided to the Trustee.

                  Supplemental Distribution Date: Shall have the meaning set forth in Section 3.05(a).

                  Treasury Securities: The United States Treasury securities sold by Seller to, and registered in the name of, or held for the benefit of, the Trustee pursuant to Section 2.01 or 2.04 and as more particularly described in Schedule A hereto, minus the original principal balance of the Treasury Securities issued to a Securityholder in exchange for Securities pursuant to
Section 4.05. The portions of the Treasury Securities to be used to pay interest on the Securities as indicated on Schedule A hereto are referred to as "Interest Treasuries" and the portion thereof to be used to pay principal on the Securities as indicated on Schedule A hereto are referred to as "Principal Treasuries."

                  Treasury Security Distribution Date: With respect to the Treasury Securities delivered to the Trustee on the Closing Date, the respective Due Date set forth on Schedule A hereto, or the respective maturity dates of Substitute Treasury Securities.

                  Trustee: Norwest Bank Minnesota, National Association, in its capacity as trustee, or its successor in interest.

                  Trustee Fee: With respect to any Distribution Date, the monthly fee equal to one-twelfth of the product of 0.0175% and the Class Balance immediately prior to such Distribution Date, but not less than $210.00 with respect to any Distribution Date.

                  Trustee Fee Escrow Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee pursuant to Section 3.03.

                  Trust Fund: The segregated pool of assets subject hereto, constituting the corpus of the trust created hereby and to be administered hereunder, consisting of:

                  (i)      the Pooled Certificates;

                  (ii)     the Treasury Securities constituting the Reserve
        Fund;

                  (iii) all amounts payable on the Pooled Certificates following the Closing Date pursuant to the Underlying Agreements;

                  (iv) the Asset Proceeds Account and such funds or assets as are from time to time deposited in the Asset Proceeds Account other than the amounts described in Section 3.04(iv) hereof;

                  (v)      the Seller's rights under the Purchase Agreement; and

                  (vi) the income, payments and proceeds of each of the foregoing.

                  Underlying Agreements: The agreements pursuant to which the related Pooled Certificates were issued, as in effect on the Closing Date.

                  Underlying Series: Each series of securities which includes one of the Pooled Certificates.

                  Z Certificates: Pooled FHLMC 1578/Z Certificates, Pooled FHLMC 2003/Z Certificates and Pooled FNMA 97-78/Z Certificates.

                                   ARTICLE II

          CONVEYANCE OF THE POOLED SECURITIES AND TREASURY SECURITIES;
                        ORIGINAL ISSUANCE OF SECURITIES


                  Section 2.01.     Conveyance of the Pooled Certificates.


                  (a) The Seller, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set-over and otherwise convey to the Trustee, in trust, for the use and benefit of the Securityholders, without recourse, all the right, title and interest of the Seller (i) in and to the Pooled Certificates, (ii) in and to the Treasury Securities, (iii) in and to the Purchase Agreement and (iv) in and to all other assets constituting the Trust Fund. Such assignment includes, without limitation, all amounts payable on the Pooled Certificates pursuant to the Underlying Agreements and on the Treasury Securities following the Closing Date.

                  (b) In connection with such transfer and assignment, and concurrently with its execution and delivery of this Agreement, the Seller shall have caused the Pooled Certificates and the Treasury Securities to be registered in the book-entry records of the Federal Reserve Bank of Minneapolis, PTC or DTC, as applicable, in the name of the Trustee.

                  (c) The transfer of the Pooled Certificates and the Treasury Securities and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale.

                  (d) It is intended that the conveyances by the Seller to the Trustee of the Pooled Certificates and the Treasury Securities as provided for in this Section 2.01 be construed as a sale by the Seller to the Trustee of the Pooled Certificates and the Treasury Securities for the benefit of the Securityholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Pooled Certificates and the Treasury Securities by the Seller to the Trustee to secure a debt or other obligation of the Seller. However, in the event that the Pooled Certificates and the Treasury Securities are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Pooled Certificates and the Treasury Securities, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Seller to the Trustee of a security interest in all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (1) the Pooled Certificates and the Treasury Securities, (2) all amounts payable pursuant to the Pooled Certificates and the Treasury Securities in accordance with the terms thereof and (3) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held in the Asset Proceeds Account, whether in the form of cash, instruments, securities or other property, other than the amounts described in Section 3.04(iv) hereof; (c) the possession by the Trustee or any agent of the Trustee of such items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305 and 8-301 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  The Seller and the Trustee, at the Seller's or the Majority Securityholders' direction, shall, to the extent consistent with this Agreement, take such reasonable actions as may be determined to be necessary to ensure that, if this Agreement were deemed to create a security interest in the Pooled Certificates and the Treasury Securities, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

                  Section 2.02. Acceptance of Trust Fund by Trustee; Initial Issuance of Securities.

                  The Trustee acknowledges receipt of the Underlying Agreements and the transfer and assignment to it of the Pooled Certificates and the Treasury Securities as evidenced by the written confirmation of the registration of such Pooled Certificates and Treasury Securities in the name of the Trustee, in good faith and without notice of any adverse claim, and the assignment to it of all other assets included in the Trust Fund and declares that it holds and will hold its interest in the Pooled Certificates and the Treasury Securities and all other assets included in the Trust Fund in trust for the exclusive use and benefit of all present and future Securityholders in accordance with the terms of this Agreement. Concurrently with such transfer and assignment and in exchange therefor, pursuant to the written request of the Seller executed by an officer of the Seller, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Seller, the Securities in authorized denominations evidencing the entire beneficial ownership of the Trust Fund.

                  Until the Trust Fund is terminated in accordance with Section 7.01, except as provided herein, the Trustee shall not assign, sell, dispose of or transfer any interest in the Pooled Certificates and the Treasury Securities or any other asset constituting the Trust Fund or permit the Pooled Certificates and the Treasury Securities or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any person claiming by, through or under the Trustee.

                  Section 2.03. Representations and Warranties of the Seller and the Trustee.

                  (a) The Seller hereby represents and warrants to the Trustee and for the benefit of the Securityholders, as of the Closing Date, that:

                           (i) The Seller is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Virginia, and the Seller is possessed of all licenses necessary to carry on its business.

                           (ii) The execution and delivery of this Agreement by
                  the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) The Seller has the full right, power and
                  authority to enter into and consummate all transactions contemplated by this Agreement, including but not limited to selling the Pooled Certificates and the Treasury Securities to the Trustee, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization,
                  execution and delivery by the Trustee, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (v) The Seller is not in violation of, and its
                  execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                           (vi) No litigation is pending or, to the best of the
                  Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                           (vii) The Seller was, immediately prior to the
                  transfer of the Pooled Certificates and the Treasury Securities to the Trustee, the sole owner thereof free and clear of any lien, pledge, charge or encumbrance of any kind (except any lien created by this Agreement).

                           (viii) The Seller acquired the Pooled Certificates
                  and the Treasury Securities in good faith without notice of any adverse claim, lien, charge, encumbrance or security interest (including without limitation, federal tax liens or liens arising under ERISA).

                           (ix) The Seller has not assigned any interest in the
                  Pooled Certificates and the Treasury Securities or any distributions or payments thereon, except as contemplated herein.

                           (x) The Trustee, in its capacity as the holder of the
                  Pooled Certificates, will be entitled to distributions under the Underlying Agreements equal to all distributions of interest and principal made on the Pooled Certificates, and in its capacity as the holder of the Treasury Securities, will be entitled to all payments made on the Treasury Securities.

                           (xi) As of the Closing Date, collectively, the Pooled
                  Certificates which have principal balances and the Principal Treasuries have an aggregate principal balance or, in the case of the Principal Treasuries, an amount payable at maturity, greater than or equal to the Original Class A-1 Balance.

                           (xii) The information relating to the Pooled
                  Certificates and the Treasury Securities set forth in Schedule A is true and correct in all material respects.

                           (xiii) Each Pooled Certificate and Treasury Security
                  is an Uncertificated Security (as such term is defined in Article 8 of the Uniform Commercial Code) registered on the books of the Federal Reserve Banks, PTC or the Depository in the name of the Trustee or its financial intermediary on behalf of the Trustee.

                           (xiv) The Pooled Certificates are REMIC regular interests.

                           (xv) The Seller has no actual knowledge after
                  reasonable inquiry that (a) each trust issuing a Pooled Certificate was not duly created and is not validly existing and (b) such Pooled Certificate (1) was not validly issued by such trust and (2) is not outstanding, (3) is not the legal, valid, binding and enforceable obligation of such trust and
                  (4) is not entitled to the benefits of the pooling and servicing agreement, indenture, trust agreement or other document pursuant to which such Pooled Certificate was issued (except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or to the extent that such enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles).

                  (b) The Trustee hereby represents and warrants to the Seller and for the benefit of the Securityholders, as of the Closing Date, that:

                           (i) The Trustee is a national banking association,
                  duly organized and validly existing under the laws of the United States of America.

                           (ii) The execution and delivery of this Agreement by
                  the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets which default is likely to affect materially and adversely either the ability of the Trustee to perform its obligations hereunder or its financial condition.

                           (iii) The Trustee has the full power and authority to
                  enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization,
                  execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law or in an administrative proceeding.

                           (v) The Trustee is not in violation of, and its
                  execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order or regulation of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                           (vi) No litigation is pending or, to the best of the
                  Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                           (vii) The Pooled Certificates and the Treasury
                  Securities will be held in the Trustee's account at the Federal Reserve Bank of Minneapolis, Minnesota, PTC or DTC, as applicable, as evidenced by the written confirmation of the registration of such Pooled Certificates and Treasury Securities in the name of the Trustee; it has acquired the Pooled Certificates and the Treasury Securities on behalf of the Securityholders from the Seller in good faith, for value, and, to the best of the Trustee's knowledge, without notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA); it has not and will not, in any capacity other than as Trustee, assert any claim or interest in the Pooled Certificates and the Treasury Securities and will hold its interest in such Pooled Certificates and the Treasury Securities and the proceeds thereof in trust pursuant to the terms of this Agreement; and it has not encumbered or transferred its right, title or interest in the Pooled Certificates and the Treasury Securities.

                  (c) It is understood and agreed that the representations and warranties set forth in Section 2.03(a) shall survive the execution and delivery of this Agreement. Upon discovery by either party hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Securityholders or either party hereto, the party discovering such breach will give prompt written notice thereof to the other party hereto and to the Securityholders. Within thirty (30) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty of the Seller that materially and adversely affects the interests of the Securityholders, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the election of the Majority Securityholders, repurchase each Pooled Certificate and Treasury Security affected by the breach at the Repurchase Price. If the Seller is to repurchase Pooled Certificates, the Trustee shall promptly determine the Repurchase Price in accordance with the definition thereof. Repurchase of any of the Pooled Certificates or Treasury Securities pursuant to the foregoing provisions of this Section 2.03(c) shall be accomplished by (i) deposit in the Asset Proceeds Account on the Business Day prior to the next succeeding Distribution Date of the amount of the Repurchase Prices of the Deleted Pooled Certificates and Deleted Treasury Securities and
(ii) amending Schedule A hereto to remove the related Deleted Pooled Certificates and Deleted Treasury Securities.

                  Section 2.04. Substitution of Pooled Certificates and Treasury Securities.
                  Notwithstanding anything to the contrary in this Agreement, in lieu of repurchasing a Pooled Certificate that is not a Pooled IO Certificate or a Treasury Security pursuant to Section 2.03(c), the Seller may, no later than the date by which such repurchase by the Seller would otherwise be required, cause to be registered in the book-entry records of the Federal Reserve Bank of Minneapolis, PTC or DTC, as applicable, in the name of the Trustee a Substitute Pooled Certificate or Substitute Treasury Security, as the case may be, accompanied by an Officer's Certificate of the Seller identifying such Substitute Pooled Certificate or Substitute Treasury Security, as the case may be, and confirming that it conforms to the requirements set forth in the definition of "Substitute Pooled Certificate" or "Substitute Treasury Security," as the case may be; provided, however, that substitution pursuant to this
Section 2.04 in lieu of repurchase shall not be permitted after the termination of the 90 day period beginning on the Closing Date. Upon receipt of such Officer's Certificate and the written confirmation of such transfer, such Substitute Pooled Certificate or Substitute Treasury Security, as the case may be, shall thereafter be deemed to be a Pooled Certificate or Treasury Security hereunder. In the event of such a substitution, payments received on the Substitute Pooled Certificate or Substitute Treasury Security, as the case may be, for the month in which the substitution occurs shall be the property of the Seller and payments received on the Deleted Pooled Certificate or Deleted Treasury Security, as the case may be, during such month shall be the property of the Trust Fund. Upon receipt of the foregoing with respect to the Substitute Pooled Certificate or Substitute Treasury Security, as the case may be, the Trustee shall release to the Seller and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Seller or its designee title to and rights under the related Deleted Pooled Certificate or Deleted Treasury Security, as the case may be, released pursuant to this Section 2.04. The Seller shall deliver the documents related to the Substitute Pooled Certificate in accordance with the provisions of Section 2.02. The representations and warranties set forth in 2.03(a) concerning the Pooled Certificates or Treasury Securities, as the case may be, shall be deemed to have been made by the Seller with respect to each Substitute Pooled Certificate or Substitute Treasury Security, as the case may be, as of the date of acceptance of such Substitute Pooled Certificate or Substitute Treasury Security, as the case may be, by the Trustee. On the date of substitution, the Trustee shall (i) amend Schedule A hereto, to reflect such substitution and shall provide a copy of the amended Schedule A to the Seller and the Rating Agencies and (ii) provide written acknowledgment to the Seller of the transfer and assignment to it of the related Substitute Pooled Certificate or Substitute Treasury Security, as the case may be, in good faith and without notice of any adverse claim, and the assignment to it of all other related assets to be included in the Trust Fund.


                                  ARTICLE III


       ADMINISTRATION OF THE POOLED CERTIFICATES AND TREASURY SECURITIES;
                    PAYMENTS AND REPORTS TO SECURITYHOLDERS


                  Section 3.01. Administration of the Trust Fund and the Pooled Certificates.

                  If at any time the Trustee, as a holder of a Pooled Certificate, is requested in writing in such capacity, whether by a Securityholder, a holder of a certificate of an Underlying Series or a party to the related Underlying Agreement or any other Person, to take any action or to give any consent, approval or waiver, including, without limitation, in connection with an amendment of any Underlying Agreement, the Trustee shall promptly notify all of the Securityholders and the Seller of such request and of its planned course of action with respect thereto and shall, in its capacity as a holder of Pooled Certificates, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request, as the Majority Securityholders shall direct in writing. The Trustee shall promptly furnish to the Seller and, upon the written request of a Securityholder, such Securityholder, all notices, statements, reports or other information that it receives as holder of the Pooled Certificates.

                  Section 3.02.     Collection of Monies.

                  (a) In connection with its receipt of any distribution on the Pooled Certificates on any Pooled Certificate Distribution Date (or such later date on which the Trustee shall receive the related Pooled Certificate Distribution Date Information), the Trustee shall review the related Pooled Certificate Distribution Date Information and shall confirm that the aggregate amount of such distribution received by the Trustee is consistent with such information (it being understood that the Trustee shall be entitled to rely on the accuracy and correctness of such information).

                  (b) If the Trustee receives a Notice of Final Distribution in respect of any of the Pooled Certificates, the Trustee shall present and surrender any related Pooled Certificates which are in certificated form for final payment thereon in accordance with the terms and conditions of the related Underlying Agreement and such notice. The Trustee shall promptly deposit in the Asset Proceeds Account the final distribution received by the Trustee upon presentation and surrender of such Pooled Certificates for distribution in accordance with Section 3.05 hereof on the next succeeding Distribution Date.

                  Section 3.03. Establishment of Asset Proceeds Account and Trustee Fee Escrow Account; Deposits Therein.

                  (a) The Trustee, for the benefit of the Securityholders, shall establish and maintain one or more interest bearing trust accounts (collectively, the "Asset Proceeds Account"), each of which shall be an Eligible Account, entitled "Norwest Bank Minnesota, National Association, as trustee for the registered holders of Financial Asset Securitization, Inc. Mortgage Participation Securities, Series 1997-2, Asset Proceeds Account," held in trust by the Trustee for the benefit of the Securityholders. The Trustee shall cause all distributions received on the Pooled Certificates and all payments received on the Treasury Securities by the Trustee in its capacity as holder of the Pooled Certificates and Treasury Securities, from whatever source, and all amounts received by it representing payment of a Repurchase Price pursuant to
Section 2.03(c) and 7.01(a)(i), subsequent to the Closing Date to be deposited directly into the Asset Proceeds Account. The Asset Proceeds Account is initially located at the Trustee. The Trustee shall give notice to the Seller and to Securityholders of any new location of the Asset Proceeds Account prior to any change thereof.

                  (b) In the event that payments in respect of the Pooled Certificates and Treasury Securities are received by the Trustee prior to the related Distribution Date, the Trustee may invest such funds deposited in the Asset Proceeds Account in one or more Permitted Investments held in the name of the Trustee and shall receive as compensation, in addition to the Trustee Fee, any interest or investment income earned on such Permitted Investments, which may be withdrawn by the Trustee on each Distribution Date and shall not constitute Available Funds. Notwithstanding the foregoing, no such Permitted Investment may mature later than the day before such related Distribution Date (unless such Permitted Investment is an obligation of the Trustee, in which case such Permitted Investment may mature on the Distribution Date) and no such investment shall be sold prior to its maturity date. The amount of any losses incurred in respect of any such investments shall be deposited in the Asset Proceeds Account by the Trustee out of its own funds immediately as realized.

                  (c) The Trustee shall establish and maintain one or more interest bearing trust accounts (collectively, the "Trustee Fee Escrow Account"), each of which shall be an Eligible Account, entitled "Norwest Bank Minnesota, National Association, as trustee for the registered holders of Financial Asset Securitization, Inc. Mortgage Participation Securities, Series 1997-2, Trustee Fee Escrow Account" held in trust (but outside of the Trust Fund established hereby) by the Trustee. The Trustee Fee Escrow Account is initially located at the Trustee. The Trustee shall give notice to the Seller and the Securityholders of any new location of the Trustee Fee Escrow Account prior to any change thereof. On each Distribution Date the Trustee may transfer from the Asset Proceeds Account to the Trustee Fee Escrow Account the Escrow Amount for such Distribution Date. The Trustee may invest any amounts deposited in the Trustee Fee Escrow Account in one or more Permitted Investments held in the name of the Trustee in trust. No such Permitted Investment may mature later than the day before any Distribution Date which in the Trustee's sole discretion is believed to be a Distribution Date upon which the Trustee Fee may exceed interest received on the Pooled Certificates (unless such Permitted Investment is an obligation of the Trustee, in which event such Permitted Investment may mature on the Distribution Date). No investment shall be sold prior to its maturity date unless the investment must be sold to pay the Trustee Fee. The amount of any losses incurred in respect of any investment shall be deposited in the Trustee Fee Escrow Account by the Seller out of its own funds immediately as realized. All interest and investment income on amounts in the Trustee Fee Escrow Account shall be retained in the Trustee Fee Escrow Account. On any Distribution Date on which the Trustee Fee for such Distribution Date exceeds the interest received from the Pooled Certificates for such Distribution Date, the Trustee may withdraw the amount of the excess from the Trustee Fee Escrow Account, and pay such excess to the Trustee in its individual capacity. If the Trustee resigns or is removed and a successor trustee is appointed, any amounts on deposit in the Trustee Fee Escrow Account shall thereafter be held in the same manner by and for the benefit of the successor trustee. Upon the termination of the Trust Fund, any amount (including earnings) remaining in the Trustee Fee Escrow Account shall be paid to the Trustee.

                  (d) The Seller shall cause all distributions received on the Pooled Certificates or Treasury Securities by the Seller or any of its Affiliates after the Closing Date to be deposited directly into the Asset Proceeds Account.

                  Section 3.04. Permitted Withdrawals From the Asset Proceeds Account.

                  The Trustee may from time to time withdraw funds from the Asset Proceeds Account for the following purposes (without any particular order of priority):

                           (i) to make distributions in the amounts and in the manner provided for in Section 3.05;

                           (ii) to pay to the Person entitled thereto any amount deposited in the Asset Proceeds Account in error;

                           (iii) to clear and terminate the Asset Proceeds Account upon the termination of this Agreement; and

                           (iv) to pay itself, as additional compensation, the
                  net reinvestment income permitted to be paid to it as provided in Section 3.03(b) and any amounts to which it is entitled to be paid pursuant to Section 5.05.

                  On each Distribution Date, the Trustee shall withdraw all funds from the Asset Proceeds Account and shall use such funds withdrawn from the Asset Proceeds Account only for the purposes described in this Section 3.04 and in Section 3.05.

                  Section 3.05.     Distributions.

                  (a) On each Distribution Date, the Trustee shall apply amounts in the Asset Proceeds Account representing Available Funds in the following manner and order of priority, in each case to the extent of the remaining Available Funds:

                                    first, from amounts with respect to interest received on the Pooled Certificates, to the Trustee, to pay the portion of the Trustee Fee not being covered by a withdrawal from the Trustee Fee Escrow Account and, after payment of the Trustee Fee, to deposit the Escrow Amount in the Trustee Fee Escrow Account;

                                    second, from amounts with respect to
                                    principal received on the Pooled
                                    Certificates and funds payable as principal from the Reserve Fund, to the Securityholders an amount with respect to principal, if any, such that the principal balance of the Securities after such distribution is equal to the aggregate balance of the Pooled Certificates and the remaining amount payable as principal from the Reserve Fund; and

                                    third, from the remaining Available Funds, to the Securityholders as interest.

                  If the Trustee has not received a distribution on, or the Pooled Certificate Distribution Date Information with respect to, any of the Pooled Certificates, or payment on any Treasury Security, by the Determination Time, the distribution or payment allocable to such Pooled Certificates or Treasury Securities will not be made on the applicable Distribution Date, but, if such distribution and such Pooled Certificate Distribution Date Information, or payment on any Treasury Security, (i) is received by the Trustee by noon, Eastern Standard Time, on the third Business Day after the Determination Time, the Trustee will distribute such amounts, in accordance with the priorities set forth above on the third Business Day after the Determination Time (a "Supplemental Distribution Date") or (ii) is received by the Trustee after noon, Eastern Standard Time, on the third Business Day after the Determination Time, such amounts will be distributed by the Trustee on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon.

                  For accounting purposes, each Distribution Date and, if applicable, the related Supplemental Distribution Date is deemed to occur in the same month as the concurrent or immediately preceding Pooled Certificate Distribution Date.

                  (b) All distributions made to Securityholders pursuant to
Section 3.05(a) on each Distribution Date shall be allocated pro rata among the outstanding Securities based upon their respective Percentage Interests and, except in the case of the final distribution to the Securityholders, shall be made to the Holders of record on the related Record Date. Distributions to any Securityholder on any Distribution Date shall be made by wire transfer of immediately available funds to the account of such Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder shall have so notified the Trustee in writing (which wiring instructions may be in the form of a standing order applicable to all future Distribution Dates) no less than five Business Days prior to the related Record Date (or, in the case of the initial Distribution Date, no later than the related Record Date) and is the registered owner of Securities with an aggregate initial Security Principal Balance of not less than $1,000,000, or otherwise by check mailed by first class mail to the address of such Securityholder appearing in the Security Register. Final distribution to each Securityholder will be made in like manner, but only upon presentment and surrender of such Security at the Corporate Trust Office or such other location specified in the notice to Securityholders of such final distribution.

                  (c) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Securityholders of interest or, subject to the receipt of such information with respect to the Pooled Certificates and Treasury Securities, the accrual of original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Securityholders shall not be required for such withholding. In the event the Trustee does withhold any amount from payments to any Securityholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Securityholders.

                  (d) The Trustee may conclusively rely on the Pooled Certificate Distribution Date Information in making the calculations called for in this Section 3.05 and in Section 3.06. If the Pooled Certificate Distribution Date Information is insufficient to make the calculations provided for in this
Section 3.05, the Trustee shall promptly request FHLMC, with respect to the Pooled FHLMC Certificates, and FNMA, with respect to the Pooled FNMA Certificates, to provide sufficient information in writing, and after receipt of such information the Trustee shall make on the following Distribution Date any necessary adjustments in the application of amounts in the Asset Proceeds Account. If such information is not received from FHLMC or FNMA, the Trustee shall not be responsible for making any such adjustment.

                  Section 3.06.     Statements to Securityholders.

                  On each Distribution Date, the Trustee shall prepare, to the extent it receives information regarding the distributions on the Pooled Certificates and Treasury Securities on the Distribution Date; and shall forward by mail, a statement to each Securityholder, the Seller and the Rating Agencies stating:

                           (i)      the Available Funds for such Distribution
                  Date;

                           (ii) the interest distribution amount and the
                  principal distribution amount for such Distribution Date and, with respect to each, the components thereof as reported in the related Pooled Certificate Distribution Date Information or other information received by the Trustee from FHLMC or FNMA pursuant to Section 3.05(d) with respect to the Pooled Certificates and the portions thereof derived from the Treasury Securities;

                           (iii) the Class A-1 Balance before and after applying payments on such Distribution Date;

                           (iv) the Original Class A-1 Balance as of the Closing
                  Date and the Original Class A-1 Balance after giving effect to all exchanges pursuant to Section 4.05 (from which Securityholders may calculate their respective Percentage Interests);

                           (v)      the effective interest rate on the
                  Securities for such Distribution Date;

                           (vi) the outstanding principal and/or notional
                  amount, as the case may be, immediately prior to and after taking into account distributions made on such Distribution Date, and the current interest rate on each of the Pooled certificates for such Distribution Date;

                           (vii) the outstanding amount payable at maturity,
                  immediately prior to and after taking into account distributions made on such Distribution Date, of each of the Treasury Securities; and

                           (viii) the amount of the Trustee Fee for such Distribution Date.


                  In the case of the information furnished pursuant to clauses
(ii) and (iii) above, the amounts shall also be expressed as a dollar amount per $1000 of principal face amount. The Trustee's responsibility for reporting the above information is limited to the availability, timeliness of receipt of, and accuracy of the Pooled Certificate Distribution Date Information and any additional written information received by the Trustee pursuant to Section 3.05(d) with respect to the Pooled Certificates. If the Trustee receives any such additional information after preparing a statement required by this Section, the Trustee shall report the related adjustments in a revised statement prepared after receipt of such information.

                  In addition, the Trustee promptly will furnish to the Seller, and upon the written request of a Securityholder, to such Securityholder, copies of any notices, statements, reports or other communications, received by the Trustee in its capacity as the holder of Pooled Certificates and Treasury Securities.

                  On or before March 31st of each calendar year, commencing in 1998, the Trustee shall prepare and deliver by first class mail to the Seller and to each Person who at any time during the prior calendar year was a Securityholder of record a statement containing the information required to be contained in the regular monthly report to Securityholders, as set forth in clauses (ii) and (iv) above aggregated for such prior calendar year or in the case of a Securityholder, the applicable portion thereof during which such Person was a Securityholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

                  The Trustee shall be responsible for preparing, at its own expense, signing and filing, on behalf of the Trust Fund, federal income tax and information returns with the Internal Revenue Service ("IRS") and Minnesota income tax returns and the returns of any other state taxing authority the necessity of filing of which shall have been confirmed to the Trustee in writing either by the delivery of an Opinion of Counsel to such effect or by the delivery to the Trustee of a written notification to such effect by the taxing authority of any such state. The Seller shall provide the Trustee within 10 days of the Closing Date all information deemed necessary by the Trustee to fulfill its obligations under this paragraph. The Trustee shall furnish to each Securityholder at the time required by law such information reports or returns as are required by applicable federal, state or local law with respect to the Trust Fund to enable Securityholders to prepare their tax returns and will furnish comparable information to the IRS and other taxing authorities as and when required by law to do so.

                  The Trustee shall be responsible for preparing, at its own expense, signing and filing, on behalf of the Trust Fund, all filings with the Securities and Exchange Commission required to be made on behalf of the Trust Fund.

                  Section 3.07.     Access to Certain Documentation and
Information.

                  The Trustee shall provide to the Seller access to all reports, documents and records maintained by the Trustee in respect of its duties hereunder, such access being afforded without charge but only upon three Business Days' written request and during normal business hours at offices designated by the Trustee.


                                   ARTICLE IV

                                 THE SECURITIES



                  Section 4.01.     The Securities.

                  (a) The Depository, the Seller and the Trustee have entered into a letter agreement dated as of November 28, 1997 (the "Depository Agreement"). Except as provided in Subsection 4.01(b), the Securities shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Securities may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Securities on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of the Security Owners for purposes of exercising the rights of Securityholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Security Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

                           All transfers by Security Owners of Securities shall
be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Security Owners. Each Depository Participant shall only transfer Certificates of Security Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Security Owners of the occurrence of any such event and of the availability of definitive, fully registered Securities (the "Definitive Securities") to Security Owners requesting the same. Upon surrender to the Trustee of the Securities by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Securities. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

                  (c) The Securities shall be substantially in the form set forth in Exhibit A hereto. The Securities shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. No Security shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Security Registrar by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. All Securities shall be dated the date of their authentication.

                  (d) The Securities will be registered as a single Security held by a nominee of the Depository, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Security may be issued in a different amount so that the sum of the denominations of all outstanding Securities shall equal the Original Class A-1 Balance.

                  (e) If the Trust is terminated pursuant to Section 7.01(a)(iii), the book-entry system through the Depository shall be terminated by the Seller and the Trustee and the Trustee shall request that the Depository notify all Security Owners of the occurrence of such event and that, following the Final Distribution Date, the Security Owners as of the Record Date for the Final Distribution Date will be required to hold their pro rata portion of the Remaining Pooled Certificate in the book-entry records of the Federal Reserve Banks, PTC or DTC, as applicable, and that the Trustee will not release any further distributions in respect of the Remaining Pooled Certificate to a Security Owner until such Security Owner or the Depository has provided the Trustee with sufficient information to transfer such Security Owner's pro rata portion of the Remaining Pooled Certificate in the book-entry records of the Federal Reserve Banks, PTC or DTC, as applicable, from the Trustee to such Security Owner.

                  Section 4.02. Registration of Transfer and Exchange of Securities.


                  (a) At all times during the term of this Agreement, there shall be maintained at the office of a registrar (the "Security Registrar") a register (the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Security Registrar shall provide for the registration of Securities and of transfers and exchanges of Securities as herein provided. The Trustee is initially appointed (and hereby agrees to act in accordance with the terms hereof) as Security Registrar for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. For so long as the Trustee acts as Security Registrar, its Corporate Trust Office shall constitute the offices of the Certificate Registrar maintained for such purposes. The Security Registrar may appoint, by a written instrument delivered to the Seller, any other bank or trust company in New York to act as an additional or co-Security Registrar under such conditions as the Security Registrar may prescribe, provided that the predecessor Security Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Security Registrar. The Seller and the Trustee shall have the right to inspect the Security Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Security Registrar as to the information set forth in the Security Register.

                  Every Securityholder agrees with the Security Registrar and the Trustee that neither the Security Registrar, nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Securityholders hereunder, regardless of the source from which such information was derived.

                  (b) Subject to the preceding subsections, upon surrender for registration of transfer of any Security at the offices of the Security Registrar maintained for such purpose, the Trustee shall execute and the Security Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of a like aggregate Percentage Interest.

                  (c) At the option of any Holder, its Securities may be exchanged for other Securities of authorized denominations of a like aggregate Percentage Interest, upon surrender of the Securities to be exchanged at the offices of the Security Registrar maintained for such purpose. Whenever any Securities are so surrendered for exchange, the Trustee shall execute and the Security Registrar shall authenticate and deliver the Securities which the Securityholder making the exchange is entitled to receive.

                  (d) Every Security presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (e) No service charge shall be made for any transfer or exchange of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities.

                  (f) All Securities surrendered for transfer and exchange shall be destroyed by the Security Registrar without liability on its part.

                  (g) No transfer of a Security may be made to any Plan unless an exemption granted by the Department of Labor applies to the acquisition, holding or transfer of such Security. Each purchaser of a Security, by virtue of its purchase of such Security, will be deemed to have represented either that
(i) it is not a Plan or (ii) such an exemption exists which exempts the acquisition, holding or transfer of a Security by such purchaser from the prohibited transaction rules of ERISA and the related excise tax provisions of the Code.

                  Section 4.03.     Mutilated, Destroyed, Lost or Stolen
Securities.

                  If (i) any mutilated Security is surrendered to the Security Registrar, or the Trustee and the Security Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) (except in the case of a mutilated Security) there is delivered to the Trustee and the Security Registrar such agreement, security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Security Registrar that such Security has been acquired by a bona fide purchaser, the Trustee shall execute and the Security Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Security under this Section, the Trustee may require the payment by the Securityholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Security issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Security shall be found at any time.

                  Section 4.04.     Persons Deemed Owners.

                  Prior to due presentment of a Security for registration of transfer, the Seller, the Trustee, the Security Registrar and any agent of the Seller, the Trustee or the Security Registrar may treat the Person in whose name any Certificate is registered as the owner of such Security for the purpose of receiving distributions pursuant to Section 3.05 and for all other purposes whatsoever, and neither the Seller, the Trustee, the Security Registrar nor any agent of the Seller, the Trustee or the Security Registrar shall be affected by notice to the contrary.

                  Section 4.05.  Exchange of Securities.

                  (a) Beginning on the Distribution Date in December 1998, any Holder or Security Owner holding not less than 10% of the Original Class A-1 Balance as of the Closing Date shall have the option to exchange not less than 10% of the outstanding principal amount of the Securities for a pro rata portion of each of the Pooled Certificates and Treasury Securities.

                  (b) Holders or Security Owners may exercise the option set forth in Section 4.05(a) by delivering an Option Exercise Notice to the Trustee, accompanied by the Option Exercise Fee, at least five Business Days prior to the proposed Exchange Date, which must be a Business Day. An Option Exercise Notice may not be revoked after delivery to the Trustee. The Trustee may refuse to accept, or give effect to, any Option Exercise Notice that is incomplete or defective, in its sole judgment, or not accompanied by the Option Exercise Fee.

                  (c) The Trustee shall be entitled to charge a fee (the "Option Exercise Fee"), as compensation, equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of the Securities to be exchanged for Pooled Certificates and Treasury Securities.

                  (d) On the Exchange Date, the Trustee shall cause the transfer of such Holder's or Security Owner's pro rata portion of each of the Pooled Certificates and Treasury Securities in the book-entry records of the Federal Reserve Banks, PTC and/or the Depository, as applicable, from the Trustee to such Holder or Certificate Owner.

                                   ARTICLE V

                                  THE TRUSTEE


                  Section 5.01.     Duties of Trustee.

                  (a) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement and the Underlying Agreements; provided, however, that the Trustee shall not be responsible to determine, confirm or recalculate the accuracy or content of any such resolution, certificate or other instrument furnished to it pursuant to this Agreement. The Trustee shall notify the Securityholders and the Rating Agencies of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting of the party required to deliver the same, does not receive satisfactorily corrected documents or a satisfactory explanation regarding any such nonconformities.

                           The Trustee shall forward or cause to be forwarded to
the Person entitled to receive the same in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 3.01, 3.03, 3.06 and 7.01.

                  (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) The duties and obligations of the Trustee shall
                  be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished by the Seller to the Trustee and which on their face, do not contradict the requirements of this Agreement;

                           (ii) The Trustee shall not be personally liable for
                  an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (iii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Securityholders in accordance with the terms of this Agreement, as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                           (iv) No provision in this Agreement shall require the
                  Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided that this provision shall not be deemed to abrogate the responsibilities undertaken by the Trustee hereunder to perform routine administrative duties in accordance with the terms hereof; and

                           (v) The Trustee shall not be deemed to have notice of
                  any fact or circumstance upon the occurrence of which it may be required to take action hereunder unless a Responsible Officer of the Trustee has actual knowledge of such event, fact or circumstance or unless written notice of any such event is received by the Trustee at its Corporate Trust Office.

                  Section 5.02.     Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 5.01:

                           (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Agreement, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                           (iv) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to the extent reasonable under the circumstances to examine the books, records and premises of such Person, personally or by agent or attorney;

                           (v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

                           (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the default or misconduct of any such agents or attorneys if selected with reasonable care.

                  Section 5.03. Trustee Not Liable for Securities or Pooled Certificates or Treasury Securities.

                  The recitals contained herein and in the Securities (other than the statements attributed to, and the representations and warranties of, the Trustee in Article II and the signature of the Trustee on each Security) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.03(b)) or of the Securities (other than that the Securities shall be duly and validly executed by it as Trustee and authenticated by it as Security Registrar) or of the Pooled Certificates or the Treasury Securities, the Underlying Agreements or any related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Seller of any of the Securities or of the proceeds of such Securities, or for the use or application of any funds paid to the Seller in respect of the assignment and delivery of the Pooled Certificates or the Treasury Securities.

                  Section 5.04.     Trustee May Own Securities.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee.

                  Section 5.05.     Trustee's Fees; Indemnification of the
Trustee.

                  (a) The Trustee shall withdraw the Trustee Fee, as compensation, from the Asset Proceeds Account, and to the extent necessary, the Trustee Fee Escrow Account, as provided in Sections 3.03(c) and 3.05 hereof.

                  (b) Subject to the provisions of this paragraph, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees and expenses, damages, judgments, amounts paid in settlement and out-of-pocket expenses) arising out of, or incurred in connection with, this Agreement, the Securities, the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 5.05(b) for (i) allocable overhead,
(ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing routine administrative duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne out of the Trustee's own funds pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties.

                           The provisions of this Section 5.05(b) shall survive
any resignation or removal of the Trustee and appointment of a successor trustee.

                  Section 5.06.     Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a trust company or banking institution organized and doing business under the laws of the United States of America or any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and undivided profits of at least $50,000,000 (or shall be a member of a bank holding system, the combined capital and surplus of which is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such trust company or banking institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital, surplus and undivided profits of such trust company or banking institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times meet the requirements for a trustee under Section 26(a)(1) of the Investment Company Act and shall in no event be an Affiliate of the Seller or of any Person involved in the organization or operation of the Seller. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.07.

                  Section 5.07.     Resignation and Removal of the Trustee.

                  (a) The Trustee may upon 30 days' notice resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller and the Securityholders. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.06 and shall fail to resign after written request therefor by the Seller or the Majority Securityholders, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  (c) Majority Securityholders may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Securityholders by the Seller. All reasonable out-of-pocket costs and expenses incurred in connection with such removal and replacement of the Trustee, including without limitation, reasonable attorneys fees and expenses, shall be borne by the party requesting such action.

                  (d) Notwithstanding anything to the contrary contained herein,
(i) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in
Section 5.08 and (ii) no entity may be appointed as a successor trustee if such appointment would result in a withdrawal or downgrading of any then current rating assigned to the Securities by a Rating Agency.

                  Section 5.08.     Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
5.07 shall execute, acknowledge and deliver to the Seller, the Securityholders and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and the appointment of such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee the Pooled Certificates and related documents and statements held by it hereunder, and the Seller, the Trustee and the predecessor trustee shall execute and deliver such instruments and do such other things as may be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Seller shall mail notice of the succession of such trustee hereunder to all Securityholders at their addresses as shown in the Security Register. If the Seller fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Seller.

                  Section 5.09.     Merger or Consolidation of Trustee.

                  Any trust company or banking institution into which the Trustee may be merged or converted or with which it may be consolidated or any trust company or banking institution resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any trust company or banking institution succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such trust company or banking institution shall be eligible under the provisions of Section 5.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Seller and to the Securityholders at their address as shown in the Security Register.

               Section 5.10.     Appointment of Co-Trustee or Separate Trustee.


                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 5.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 5.06 hereunder; provided, that if the co-trustee or separate trustee does not meet such eligibility standards, the Trustee shall remain liable for its actions hereunder, and no notice to Securityholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 5.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 5.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed jointly by the Trustee and such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE VI

                                   THE SELLER



                  Section 6.01.     Liability of the Seller.

                  The Seller shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Seller herein.

            Section 6.02.     Merger, Consolidation or Conversion of the Seller.

                  Subject to the following paragraph, the Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Securities and to perform its duties under this Agreement.

                  The Seller may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 6.03.     Limitation on Liability of the Seller and
Others.

                  Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Trust Fund or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of reckless disregard of such obligations and duties. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Provided that such action is not related to its representations made in or its duties under this Agreement, the Seller shall not be under any obligation to appear in, prosecute or defend any action or proceeding unless such action in its opinion does not involve it in any expense or liability.

                                  ARTICLE VII

                                  TERMINATION


                  Section 7.01.     Termination.

                  (a) The respective obligations and responsibilities of the Seller and the Trustee created hereby with respect to the Securities (other than the obligation to make certain payments and to send certain notices to Securityholders as hereinafter set forth) shall terminate upon the earlier of
(i) the repurchase by or at the direction of the Seller of all Pooled Certificates and Treasury Securities at the Repurchase Price therefor as of the date of such repurchase; or (ii) the payment (or provision for payment) to the Securityholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder on the Final Distribution Date following receipt of the final distribution made on the Pooled Certificates and Treasury Securities; or (iii) the Distribution Date following the first Distribution Date on which the principal balance or notional principal balance of all but one of the Pooled Certificates has been reduced to zero; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof. The right of the Seller or its designee to repurchase all Pooled Certificates and Treasury Securities pursuant to Section 7.01(a)(i) shall be exercisable only if the aggregate outstanding principal balance of the Pooled Certificates and Principal Treasuries at the time of any such repurchase is 10% or less than their aggregate outstanding principal balance on the Closing Date as reduced by the principal amount of any Pooled Certificates and Treasury Securities exchanged pursuant to Section 4.05.

                  (b) The Trustee shall give a Notice of Final Distribution to the Securityholders, the Seller and the Rating Agencies as soon as practicable of the Distribution Date on which the Trustee anticipates that the final distribution will be made on the Securities, which notice shall:

                           (i) specify the Distribution Date on which the final distribution is anticipated to be made to Securityholders;

                           (ii) specify the amount of any such final distribution, if known; and

                           (iii) state that the final distribution to Securityholders will be made only upon presentment and surrender of Securities at the office of the Trustee therein specified.

If the Trust Fund is not terminated on the anticipated Distribution Date for any reason, the Trustee shall promptly mail notice thereof to each Securityholder, the Seller and to the Rating Agencies.

                  (c) Upon presentment and surrender of the Securities by the Securityholders on the Final Distribution Date, the Trustee shall distribute to the Securityholders the amounts otherwise distributable on such Distribution Date pursuant to Section 3.05(a). Any funds not distributed on the Final Distribution Date because of the failure of any Securityholders to tender their Securities shall be set aside and held in trust for the account of the appropriate non-tendering Securityholders, whereupon the Trust Fund shall terminate. If any Securities as to which Notice of Final Distribution has been given pursuant to this Section 7.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Securityholders, at their last addresses shown in the Security Register, to surrender their Securities for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Security shall not have been surrendered for cancellation, the Trustee shall directly or through an agent, take reasonable steps to contact the remaining Securityholders concerning surrender of their Securities. If within two years after the second notice any Securities shall not have been surrendered for cancellation, the Trustee shall segregate all amounts distributable to the Holders thereof and shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Securityholder on any amount held as a result of such Securityholder's failure to surrender its Security(s) for final payment thereof in accordance with this Section 7.01. The costs and expenses of maintaining such funds and of contacting Securityholders shall be paid out of the assets which remain held.

                  (d) If the option by the Seller to repurchase or cause the repurchase of all Pooled Certificates and Treasury Securities under Section 7.01(a)(i) above is exercised, the Seller and/or its designee shall deposit in the Asset Proceeds Account, by 10:00 a.m., New York City time, on the applicable Distribution Date, an amount equal to the Repurchase Price for the Pooled Certificates and Treasury Securities then remaining in the Trust Fund. Upon the presentation and surrender of the Securities, the Trustee, as paying agent, shall distribute the Repurchase Price as follows to the extent of such amount:

                  first, to pay the Trustee Fee to the Trustee and any other amounts then due and owing to the Trustee pursuant to Section 5.05(b);

                  second, the amount otherwise distributable to the Securityholders on such Distribution Date but for such repurchase;

                  third, to the Securityholders as distributions of interest, the interest portion included in the Repurchase Price;

                  fourth, to the Securityholders as distributions of principal, the principal portion included in the Repurchase Price, up to the outstanding Class A-1 Balance; and

                  fifth, to the extent of the balance, if any, of such Repurchase Price still remaining, to the Securityholders as additional distributions of interest.

Upon deposit of the required Repurchase Price and delivery to the Trustee of an Officer's Certificate from the Seller certifying that such deposit of the Repurchase Price in the Asset Proceeds Account has been made, following such final Distribution Date, the Trustee shall promptly release to the Seller and/or its designee, the Pooled Certificates and Treasury Securities, subject to the Trustee's obligation to hold any amounts payable to Securityholders in trust without interest pending final distributions pursuant to Section 7.01(c).

                  (e) If the principal balance or notional principal balance of all but one of the Pooled Certificates has been reduced to zero as provided in
Section 7.01(a)(iii), the Trustee shall arrange for the distribution in kind based on their respective Percentage Interests to the Securityholders of the remaining Pooled Certificate and any remaining Treasury Securities on the Distribution Date following the first Distribution Date on which the principal balance of all but such remaining Pooled Certificate has been reduced to zero.


                                  ARTICLE VIII

                                 TAX PROVISIONS


                  Section 8.01 Trust Administration. For federal income tax purposes, the Trust Fund formed pursuant to this Agreement will be classified as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation.

                  (a) The Seller, the Trustee, and the Securityholders shall take any action or cause the Trust Fund to take any action necessary to create and maintain the status of the Trust Fund as a grantor trust for federal income tax purposes and shall assist each other as necessary to create or maintain such status.

                  (b) The Seller, the Trustee, and the Securityholders shall not take any action or cause the Trust Fund to take any action that could endanger the status of the Trust Fund as a grantor trust for federal income tax purposes, unless the Trustee and the Seller have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status.

                  (c) The Trustee or its designee may employ counsel, accountants and professional assistance to aid in the performance of the accounting necessary for federal and state tax reporting and compliance or the performance of the above powers and duties. The expense incurred by the Trustee or its designee in connection with the foregoing shall be reimbursed as part of the administrative expenses of the Trust Fund described in Section 5.05 hereof.

                  Section 8.02      Prohibited Activities.


                  (a) No REMIC election has been or will be made with respect to the Trust Fund.

                  (b) Neither the Trustee nor the Seller shall consent to, approve or enter into any modification of any term of any of the Pooled Certificates or the Treasury Securities (including, but not limited to, the interest rate, the principal balance, the amortization schedule, the remaining term to maturity, or any other term affecting the amount or timing of payments on the Pooled Certificates or the Treasury Securities) unless the Trustee has received an Opinion of Counsel (as the expense of the party seeking to modify any of the Pooled Certificates or the Treasury Securities) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes.

                  (c) The Trustee shall not sell or dispose of the Pooled Certificates or the Treasury Securities (except in a disposition pursuant to (i) the default of any Pooled Certificate or Treasury Security, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund as set forth in
Section 7.01 hereof, or (iv) a disposition of a Pooled Certificate or Treasury Security pursuant to Section 2.03(c) or 2.04 hereof), nor acquire any asset for the Trust Fund unless it has received an Opinion of Counsel that such sale, disposition or acquisition will not affect adversely the status of the Trust Fund as a grantor trust under the Code.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS


                  Section 9.01.     Amendment.

                  (a) This Agreement may be amended from time to time by the Seller and the Trustee, without the prior consent of any Securityholder:

                           (i)      to cure any ambiguity;

                           (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein;

                           (iii) to make any other provisions with respect to
                  matters or questions arising under this Agreement which shall not be materially inconsistent with the existing provisions of this Agreement; and

                           (iv) to make such modifications as may be permitted
                  or required hereunder in connection with a repurchase or substitution of a Pooled Certificate or Treasury Security pursuant to Section 2.03(c) or 2.04 hereof.

provided that such amendment shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking such amendment) delivered to the Trustee (the expense of which shall be paid for by the Seller), adversely affect in any material respect the interests of any Securityholder. Counsel shall be entitled to rely on a letter from each Rating Agency that the modification will not cause the then-existing rating of the Securities to be downgraded as conclusive evidence that the modification does not adversely affect in any material respect the interests of any Securityholder.

                  (b) This Agreement may also be amended from time to time by the Seller and the Trustee with the prior written consent of the Majority Securityholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall:

                           (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Security without the consent of the Holder of such Security;

                           (ii) modify the provisions of this Section 9.01 without the consent of the Holders of all Securities; or

                           (iii) be made unless and until the Trustee shall have
                  received an Opinion of Counsel (at the expense of the party seeking such amendment but in no event at the expense of the Trust Fund) to the effect that such amendment shall not adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

                  (c) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Securityholder. It shall not be necessary for the consent of Securityholders under this Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Section 9.02.     Counterparts.

                  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 9.03.     Limitation on Rights of Securityholders.

                  (a) The death or incapacity of any Securityholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Securityholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Securityholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities, be construed so as to constitute the Securityholders from time to time as partners or members of an association; nor shall any Securityholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Securityholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Seller a written notice of default hereunder, and of the continuance thereof, as herein-before provided, and unless the Majority Securityholders also shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. For the prosecution and enforcement of the rights granted under this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 9.04.     Governing Law.

                  This Agreement and the Securities shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state (without reference to the conflicts of law provisions of such state), and the obligations, rights and remedies of the parties hereunder and the Securityholders shall be determined in accordance with such laws.

                  Section 9.05.     Notices.

                  All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Seller, Financial Asset Securitization, Inc., 901 East Byrd Street, Richmond, Virginia 23219, Attention: President, or such other address as may hereafter be furnished to the Trustee in writing by the Seller; (b) in the case of the Trustee, Norwest Bank Minnesota, National Association, Sixth & Marquette Streets, Minneapolis, Minnesota 55479, Attention: FASI 1997-2, with a copy to the Trustee at 11000 Broken Land Parkway, Columbia, Maryland 21044,
Attention: FASI 1997-2 or such other address as may hereafter be furnished to the Seller in writing by the Trustee; (c) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Mortgage Pass-Through Monitoring Group; and (d) in the case of Fitch Investors Service, L.P., One State Street Plaza, 34th Floor, New York, New York 10004.

                  Section 9.06.     Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.

                  Section 9.07.     Successors and Assigns.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Securityholders.

                  Section 9.08.     Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  Section 9.09.     Notices to Rating Agencies.

                  The Trustee shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clauses (a), (b), (d), or (f) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of each of the statements described in clauses (c) and (e) below:

                  (a)      a material change or amendment to this Agreement,

                  (b)      the termination or appointment of a successor
                           Trustee,

                  (c) the monthly distribution statement required to be delivered to the Securityholders pursuant to Section 3.06,

                  (d)      the non-conformance of any documents pursuant to
                           Section 5.01(a),

                  (e) the Notice of Final Distribution required to be delivered pursuant to Section 7.01(b), and

                  (f) a change in the location of the Asset Proceeds Account or the Trustee Fee Escrow Account.

                  The Seller shall notify each Rating Agency of any change in its identity.

                  IN WITNESS WHEREOF, the Seller and the Trustee have caused their names to be signed hereto by their respective duly authorized officers, all as of the day and year first above written.

                                FINANCIAL ASSET SECURITIZATION, INC., as Seller


                                By:  /s/ R. Walter Jones, IV
                                     -----------------------
                                     Name:  R. Walter Jones, IV
                                     Title:    President


                                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


                                 By: /s/ Peter J. Masterman
                                    --------------------------
                                    Name:  Peter J. Masterman
                                    Title:    Vice President

STATE OF VIRGINIA)
                                    ss:
CITY OF RICHMOND)

                  On the 24th day of November, 1997 before me, a notary public in and for said State, personally appeared R. Walter Jones, IV known to me to be the President of Financial Asset Securitization Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Chanda D. Walker
                                        --------------------
                                        Notary Public

[Notarial Seal]                         Commission Expires:  September 30, 2001

STATE OF NEW YORK    )
                                    :   ss:
COUNTY OF NEW YORK)


                  On the 25th day of November 1997 before me, a notary public in and for said State, personally appeared Peter Masterman known to me to be a Vice President of Norwest Bank Minnesota, National Association, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          /s/ Richard J. Derr
                                          -------------------
                                             Notary Public

[Notarial Seal]                                      Commission Expires:

                                                   RICHARD J. DERR
                                          Notary Public, State of New York
                                                   No. 01DE4866255
                                             Qualified in Suffolk County
                                           Commission Expires July 28, 1998

                                   EXHIBIT A
                           FORM OF CLASS A-1 SECURITY

         THIS SECURITY DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, FINANCIAL ASSET SECURITIZATION, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
         THE CURRENT PRINCIPAL BALANCE OF THIS SECURITY WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE SECURITIES, THE CURRENT PRINCIPAL AMOUNT OF THIS SECURITY WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS SECURITY MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITIES ISSUED ARE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                             MORTGAGE PARTICIPATION
                                  SECURITIES,
No. A-1-1                       SERIES 1997-2
    evidencing a beneficial interest in a Trust consisting primarily of the Pooled Certificates and Treasury Securities (as defined in the Agreement)

                      FINANCIAL ASSET SECURITIZATION, INC.

                              CUSIP No. 31738VCK9



Class                                       :    A-1
First Distribution Date                     :    December 26, 1997             Initial Principal Amount
Assumed Final Distribution Date             :    January 25, 2028                of this Security
                                                                                  ("Denomination")                  :  $55,196,194
Approximate Original Class
   Principal Amount                         :    $55,196,194
Pass-Through Rate:                               The effective per annum interest rate borne by the Securities  during the Interest
                                                 Accrual Period with respect to a Distribution Date will equal a fraction, expressed  as a percentage  truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid to the
                                                 Securityholders for the related  Interest Accrual Period  multiplied by 12, and the  denominator of which is the principal  amount of the Securities  immediately prior to such  Distribution  Date. Under certain circumstances, the principal amount of the Securities could be paid in full where interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the Securities would not be meaningful.




THIS CERTIFIES THAT
is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Securities of the same Class as this Security in a Trust (the "Trust") consisting primarily of a portion of certain classes of securities described in the Agreement (the "Pooled Certificates") sold by Financial Asset Securitization, Inc. ("FASI"). The Trust was created pursuant to the Pooling Agreement dated as of November 1, 1997 (the "Agreement"), between FASI, as Seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Security is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Security by virtue of its acceptance hereof assents and by which such Holder is bound.

    Interest on this Security will accrue during the one month period beginning on the first day and ending on the last day of the month preceding the month of the Distribution Date (as hereinafter defined) at a per annum rate equal to the Pass-Through Rate as set forth above. Distributions of principal and interest on the Securities with respect to a month will be made on the 25th day of each month (each, a "Distribution Date") or, if such day is not a Business Day (as defined herein), then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. In addition, if the Trustee has not received a distribution on, or the distribution information with respect to, any of the Pooled Certificates by noon, Eastern Standard Time, on the Distribution Date (the "Determination Time"), the distribution allocable to such Pooled Certificates will not be made on the Distribution Date, but (i) if such distribution and such distribution information are received by noon, Eastern Standard Time, on the third Business Day after the Determination Time, it will be made on the third Business Day after the Determination Time, or (ii) if received after noon, Eastern Standard Time, on the third Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon. Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day. The assumed Final Distribution Date is the Distribution Date set forth above.

    Distributions on this Security will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Security Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Securities with an initial aggregate Security Balance of not less than $1,000,000, by wire transfer in immediately available funds to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Security will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Security at the office or agency appointed by the Trustee for that purpose and designated in such notice.

    IN WITNESS WHEREOF, the Trustee has caused this Security to be duly executed.

Dated:  November  28, 1997         NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                        Not in its individual capacity but
                                                solely as Trustee


                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:
This is one of the Class A-1 Securities referred to in the within-mentioned Agreement.


NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Certificate Registrar

By:
      -------------------------------------
       Name:
       Title:

                      FINANCIAL ASSET SECURITIZATION, INC.
                MORTGAGE PARTICIPATION SECURITIES, SERIES 1997-2


         This Security is one of a duly authorized issue of Securities designated as set forth on the face hereof (the "Securities"). The Securities, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

         The Securityholder, by its acceptance of this Security, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Securityholders for any amount payable under this Security or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.



         This Security does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Securityholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Securities evidencing more than 50% of the aggregate Class A-1 Balance of the Securities. Any such consent by the Holder of this Security shall be conclusive and binding on such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Security. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Securities.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Security is registrable with the Trustee upon surrender of this Security for registration of transfer at the offices or agencies maintained by the Trustee in the City of Minneapolis, State of Minnesota, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities in authorized denominations representing a like aggregate principal amount will be issued to the designated transferee.

         The Securities are issuable only as registered Securities without coupons in the Class and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Security is exchangeable for one or more new Securities of the same Class and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Securityholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Security Registrar and the Trustee and any agent of any of them may treat the Person in whose name this Security is registered as the owner hereof for all purposes, and neither the Security Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.



         Any purchaser of this Security, by virtue of its purchase of this Security, will be deemed to have represented either that (i) it is not a Plan or
(ii) an exemption granted by the Department of Labor applies that exempts the acquisition, holding or transfer of this Security by such purchaser from the prohibited transaction rules of ERISA and the related excise tax provisions of the Code.


          Beginning on the Distribution Date in December 1998, holders of a minimum of 10% of the outstanding principal amount of the Securities will be entitled to exchange such Securities for a pro rata portion of each of the Pooled Certificates and Treasury Securities. Holders of Securities to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of such Securities. Holders will be required to provide the Trustee with irrevocable written notice as provided in the Agreement, accompanied by the exchange fee, of any proposed exchange of Securities at least five Business Days prior to the proposed date of such exchange, which must be a Business Day.

         The obligations created by the Agreement and the Trust created thereby (other than the obligations to make certain payments and send certain notices to Securityholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the repurchase by or at the direction of the Seller of all Pooled Certificates and Treasury Securities, if any, under the circumstances set forth in the Agreement; (ii) the payment (or provision for payment) to the Securityholders of all amounts held by or on behalf of the Trustee and required to be paid to them under the Agreement on the Final Distribution Date following receipt of the final distribution to be made on the Pooled Certificates and Treasury Securities; or
(iii) the Distribution Date following the first Distribution Date on which only one of the Pooled Certificates remains entitled to payments of principal and/or interest. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.




                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________

______________________________________________________________________________
(Please print or typewriter name and address including postal zip code assignee) the within Security and hereby authorizes the transfer of registration of such interest to the assignee on the Security Register of the Trust Fund.

      I (We) further direct the Security Registrar to issue a new Security of a like denomination and Class, to the above named assignee and deliver such Security to the following address:

Dated:
                                          -------------------------------------
                                          Signature by or on behalf of assignor

                                          --------------------------------------
                                                    Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:
_______________________________________________________________________________

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________________________

account number __________________________, or, if mailed by check to___________
_______________________________________________________________________________

Applicable statements should be mailed to______________________________________

This information is provided by________________________________________________

the assignee named above, or ____________________________________ as its agent.

                                   EXHIBIT B

                         FORM OF OPTION EXERCISE NOTICE


Date:

Norwest Bank Minnesota, National Association
Sixth & Marquette Streets
Minneapolis, Minnesota  55479

Re:      Financial Asset Securitization, Inc.
         Mortgage Participation Securities
         Series 1997-2
         CUSIP No.:  31738VCK9

Ladies and Gentlemen:

         Reference is made to the Pooling Agreement dated as of November 1, 1997 between Financial Asset Securitization, Inc., Seller, and Norwest Bank Minnesota, National Association, Trustee (the "Agreement"). Terms defined in the Agreement shall have the same meaning when used herein, except as otherwise provided.

         The undersigned desires to exchange Securities for Pooled Certificates and Treasury Securities as provided in Section 4.05 of the Agreement. Set forth below is information pertinent to the exchange:

Principal Amount of Securities held by the undersigned:     $

Principal Amount of Securities to be Exchanged:             $

Participant Number in The Depository Trust Company:

Federal Reserve Bank Delivery Instructions:

Participant Number in Participants Trust Company

Proposed Exchange Date:


         [Accompanying this letter is a certified check in the amount of the Option Exercise Fee.]

         [The Option Exercise Fee will be paid by wire transfer of immediately available funds to the amount of the Trustee at_______________not later than the close of business on the date hereof.]

         A copy of this letter will be delivered to The Depository Trust Company not later than the close of business on the date hereof.

         The undersigned understands that this Option Exercise Notice is irrevocable.

Very truly yours,

[Name]


By:
       --------------------------
Title:
       --------------------------
Signature Guaranteed:

                                   SCHEDULE A

                              POOLED CERTIFICATES



                                                                                      Current Principal
Full Name of Series                                            % of Class                  Balance
--------------------------------------------------------       ------------          -------------------

Pooled FHLMC Certificates

   Multiclass Mortgage Participation Certificates,                  31.52%              $9,538,686.94
   Series 1381, Class E
   Multiclass Mortgage Participation Certificates,                  21.06%              $5,846,021.77
   Series 1578, Class Z
   Multiclass Mortgage Participation Certificates,                  34.40%               $,012,030.47
   Series 1591, Class SC
   Multiclass Mortgage Participation Certificates,                  79.47%              $1,681,455.80
   Series 1723, Class SB
   Multiclass Mortgage Participation Certificates,                  34.35%              $4,814,507.00
   Series 1930, Class SF
   Multiclass Mortgage Securities, Series 2003, Class Z             53.83%              $3,019,999.80


Pooled FNMA Certificates
   Guaranteed REMIC Pass-Through Certificates, Fannie               87.51%             $22,098,000.00
   Mae REMIC Trust 1997-78, Class Z
   Guaranteed REMIC Pass-Through Certificates, Fannie                3.10%              $1,915,500.00
   Mae REMIC Trust 1997-G5, Class SH







                              TREASURY SECURITIES


                                                        Amount to be paid
              Designation                 PT/IT(1)         at maturity                Due Date                  CUSIP No.

United States Treasury Security              PT            $1,250,000              February 15, 1998             912820AM9
United States Treasury Security              PT            $1,250,000                August 15, 1998             912820AP2
United States Treasury Security              PT            $1,250,000              February 15, 1999             912833BZ2
United States Treasury Security              PT            $1,250,000                August 15, 1999             912820AT4
United States Treasury Security              IT              $120,000              December 26, 1997            91279454Y6
United States Treasury Security              IT              $120,000                January 8, 1998             9127944Q4
United States Treasury Security              IT              $120,000              February 15, 1998             912820AM9
